EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                        State or
                                        Other Jurisdiction of     Percentage
Name of Subsidiary                      Incorporation              Ownership

Broadcast International, Inc.           Utah

   BI Purchasing, Inc.                  Utah

   CheckRite International, Inc.        Utah
      CheckRite, Ltd.                   Colorado
         CheckRite of California, Inc.  California
         CheckRite of Kansas City, Inc  Kansas
         CheckRite of Minnesota, Inc.   Minnesota
         CheckRite of Oregon, Inc.      Oregon
         CheckRite of Phoenix
         (partnership)                  Arizona                       51.00
         Lone Star CheckRite, Inc.      Texas
   Market Information Corporation       Utah

DBC Securities, Inc.                    New York

Data Broadcasting Corporation (B.V.I.)  British Virgin Islands

   New T&T DBC Ltd.                     Hong Kong                     49.00

Shark Holdings, Inc.                    Delaware

Federal News Service, Inc.              Delaware

Las Vegas Sports Consultants, Inc.      Nevada

Instant Odds Network, Inc.              Nevada

Lawyers Communications Network, LLC     Delaware                      50.00

NOTE: All of the subsidiaries listed above are wholly-owned, unless otherwise noted.